EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Cinedigm Digital Cinema Corp. Announces Strong Fiscal 2011 Operating Results

2011 Consolidated Revenue and Adjusted EBITDA Increase 16% and 20%, Respectively

Reports Positive Adjusted EBITDA from Non-Deployment Businesses for Fiscal Year;
First time in Company’s History

Morristown, N.J. and Los Angeles, CA (June 9, 2011) Cinedigm Digital Cinema Corp.  (NASDAQ: CIDM), the global leader in the digital cinema industry, reported continued solid growth in its operational and financial performance in the fiscal fourth quarter and year ended March 31, 2011. Cinedigm also reported the first positive fiscal year Adjusted EBITDA1 (defined below) from its non-deployment businesses in its history, underscoring its leadership position in building complementary business, technology and content services that leverage the growing digital cinema platform.

Revenues for the fiscal year ended March 31, 2011 were $79.9 million, representing a 15.8% increase from prior year’s revenues of $69.0 million. The Company achieved Adjusted EBITDA of $45.4 million, increasing 20.3% from $37.7 million in the prior fiscal year. The net loss in the year of $(29.2) million, or $(0.95) per share compared to the net loss of ($29.5) million, or $(1.03) per share, in the prior fiscal year. The net loss for the year ended March 31, 2011 included losses related to various non-cash items and discontinued operations of $48.2 million, as compared to $36.1 million in the prior year which included a non-recurring gain on the extinguishment of note payable.

1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items.   Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

Revenues for the fiscal fourth quarter were $20.6 million, representing a 31.8% increase from prior year fourth quarter revenues of $15.6 million. The Company posted Adjusted EBITDA of $11.6 million for the fourth quarter, increasing 36.6% from the $8.5 million reported for the fourth quarter of the prior year. The net loss in the fourth quarter of $(7.3) million, or $(0.23) per share, represents a 51.5% improvement compared to the net loss of $(15.0) million, or $(0.51) per share, in the fourth quarter one year ago.

Chris McGurk, Chairman and Chief Executive Officer of Cinedigm, commented, “From a strategic, operational and financial standpoint, fiscal 2011 was an outstanding year for Cinedigm. We have continued to streamline the company’s focus, directing our resources and growth efforts toward those businesses where we are confident we can be a market leader and capitalize on the growth opportunities presented by the rapidly expanding digital cinema platform, particularly software and content distribution.  First and foremost, we made great progress in our deployment business this quarter, signing over 1,400 screens – a multi-exhibitor record for the company.  We now have 119 digital cinema exhibitor partners.  Our software business also hit a significant milestone during the quarter with the signing of an overall services management agreement with AMC Theatres, the 2nd largest theatre chain in North America.  Our content division continues to see increased activity, including the first ever wide-release 3D music performance with the Foo Fighters, the recently announced partnership with National Geographic Entertainment / YouTube for the documentary Life In A Day, and the on-going progress of The Cinedigm Network.”

Adam M. Mizel, CFO and Chief Strategy Officer, added, “Cinedigm had an excellent quarter and year. In 2011 we achieved positive Adjusted EBITDA from our non-deployment businesses in the third and fourth fiscal quarters of the year, and for the full fiscal year, a trend that we fully expect to continue and accelerate in the current fiscal year.”

Mr. Mizel noted that Adjusted EBITDA, exclusive of Phase I and Phase II deployment, was a positive $0.8 million in the fourth quarter, and $0.5 million for the full fiscal year, which is a significant improvement over fiscal 2010 Adjusted EBITDA losses of $(0.6) million and $(4.9) million, respectively.

On the digital cinema services side, Phase II digital system signings during the quarter were a record 1,402, resulting in 2,750 systems signed for the full fiscal year with 1,859 installed during the fiscal year and 2,195 total Phase II digital systems deployed to date.

“As we have consistently noted, each one thousand screens we deploy will add $2.0-$2.5 million of non-deployment EBITDA in the first twelve months through service fees, software license and maintenance fees, and delivery fees." “Mr. Mizel continued,

“This is a very exciting time for Cinedigm,” Mr. McGurk concluded. “The expanding digital screen platform provides Cinedigm with the ability to generate significant revenues and profits from the variety of software and services we provide, as well as aggressively pursue the high potential alternative content business on the digital cinema backbone.”

“As a management team we are all committed to exploiting the many opportunities in front of us, and we are confident that a disciplined and focused approach will yield continued strong results to our bottom line, and of course shareholder value“.

CONFERENCE CALL NOTIFICATION
Cinedigm will host a conference call to discuss its financial results at 9:00 a.m. Eastern on Thursday, June 9, 2011.  The conference call can be accessed by dialing (877) 754-5303 or (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. Those who wish to listen to the conference call on the web should visit the Investor Relations section of the company's website at least 15 minutes prior to the event's broadcast. Then, follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. These programs can be obtained at no charge.

A replay of the call will be available after 12:00 p.m. EDT at (800) 642-1687 or (706) 645-9291, conference ID 70824874. The replay will be accessible through 11:59 p.m. EDT on June 16, 2011.

About Cinedigm

Cinedigm is a leader in providing the services, experience, technology and content critical to transforming movie theaters into digital and networked entertainment centers. The Company partners with Hollywood movie studios, independent movie distributors, and exhibitors to bring movies in digital cinema format to audiences across the country. Cinedigm's digital cinema deployment organization, software, satellite and hard drive digital movie delivery network; pre-show in-theater advertising services; and marketing and distribution platform for alternative content such as CineLive® 3-D and 2-D sports and concerts, thematic programming and independent movies are a cornerstone of the digital cinema transformation. Cinedigm(TM) and Cinedigm Digital Cinema Corp.(TM) are trademarks of Cinedigm Digital Cinema Corp www.cinedigm.com [CIDM-G]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities

Litigation Reform Act of 1995 (the "Act'').  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects',' "anticipates,'' "intends,'' "plans,'' “could,” “might,” "believes,'' “seeks,” "estimates'' or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things.  These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

# # #

Adam M. Mizel
Cinedigm Digital Cinema
(973) 290.0080
amizel@cinedigm.com

David Walke
Investor Relations for Cinedigm
973-290-9980 ext. 175

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2011	2010	2011	2010
Revenues	$20,566	$15,609	$79,915	$69,035
Costs and Expenses:
Direct operating (exclusive of depreciation and amortization shown below)	4,722	3,846	18,152	16,535
Selling, general and administrative	4,932	3,634	19,935	16,134
Provision for doubtful accounts	146	127	581	535
Research and development	48	78	290	260
Depreciation and amortization of property and equipment	9,236	8,107	34,437	32,274
Amortization of intangible assets	724	721	2,890	2,974
Total operating expenses	19,808	16,513	76,285	68,712
Income (loss) from operations	758	(904)	3,630	323

Interest income	16	77	156	313
Interest expense	(6,739)	(8,839)	(27,026)	(33,663)
(Loss) gain on extinguishment of note payable	—	—	(4,448)	10,744
Other expense, net	(97)	(327)	(551)	(734)
Change in fair value of interest rate swap	(199)	918	(1,326)	2,994
Change in fair value of warrant liability	—	(5,500)	3,142	(8,463)
Net loss from continuing operations	(6,261)	(14,575)	(26,423)	(28,486)

Loss from discontinued operations	(1,001)	(385)	(2,813)	(1,022)
Net loss	(7,262)	(14,960)	(29,236)	(29,508)
Preferred stock dividends	(89)	(100)	(394)	(400)
Net loss attributable to common stockholders	$(7,351)	$(15,060)	$(29,630)	$(29,908)
Net loss per Class A and Class B common share - basic and diluted
Loss from continuing operations	$(0.19)	$(0.51)	$(0.86)	$(1.00)
Loss from discontinued operations	(0.04)	—	(0.09)	(0.03)
	$(0.23)	$(0.51)	$(0.95)	$(1.03)
Weighted average number of Class A and Class B common shares outstanding: Basic and diluted	32,144,731	28,781,294	30,794,102	28,624,154

Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2011	2010	2011	2010
Net loss from continuing operations	$(6,261)	$(14,575)	$(26,423)	$(28,486)
Add Back:
Amortization of software development	65	173	636	659
Depreciation and amortization of property and equipment	9,236	8,107	34,437	32,274
Amortization of intangible assets	724	721	2,890	2,974
Interest income	(16)	(77)	(156)	(313)
Interest expense	6,739	8,839	27,026	33,663
Extinguishment of note payable	—	—	4,448	(10,744)
Other expense, net	97	327	551	734
Change in fair value of interest rate swap	199	(918)	1,326	(2,994)
Change in fair value of warrants	—	5,500	(3,142)	8,463
Stock-based expenses	—	—	104	—
Stock-based compensation	597	365	2,267	1,467
Non-recurring CEO transition expenses	177	—	1,403	—
Adjusted EBITDA (as defined)	$11,557	$8,462	$45,367	$37,697

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	(8,589)	(7,436)	(31,726)	(29,595)
Amortization of intangible assets	(11)	(12)	(46)	(46)
Stock-based compensation	—	40	—	(74)
Income from operations	(2,916)	(2,652)	(17,401)	(14,344)
Intersegment services fees earned (1)	733	1,046	4,293	1,475
Adjusted EBITDA from non-deployment Phase I and Phase II businesses	$774	$(552)	$487	$(4,887)

(1) Intersegment revenues of the Services segment represent service fees earned from the Phase I and Phase II Deployments.

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(Unaudited)

	March 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$10,748	$9,094
Restricted available-for-sale investments	6,480	5,927
Accounts receivable, net	19,701	13,265
Deferred costs, current portion	2,720	3,046
Unbilled revenue, current portion	6,939	4,335
Prepaid and other current assets	1,179	1,320
Note receivable, current portion	445	737
Assets held for sale	4,593	8,231
Total current assets	52,805	45,955
Restricted available-for-sale investments	—	2,004
Restricted cash	5,751	7,168
Security deposits	178	254
Property and equipment, net	224,496	215,601
Intangible assets, net	4,873	7,719
Capitalized software costs, net	3,767	3,831
Goodwill	5,874	5,874
Deferred costs, net of current portion	7,570	6,763
Unbilled revenue, net of current portion	834	964
Note receivable, net of current portion	1,296	816
Accounts receivable, net of current portion	44	198
Total assets	$307,488	$297,147

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(Unaudited) (continued)

	March 31,
	2011	2010
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$10,232	$7,761
Current portion of notes payable, non-recourse	28,483	26,508
Current portion of notes payable	142	185
Current portion of capital leases	43	126
Current portion of deferred revenue	6,687	5,881
Current portion of customer security deposits	60	12
Liabilities as part of assets held for sale	6,022	6,315
Total current liabilities	51,669	46,788
Notes payable, non-recourse, net of current portion	164,071	146,793
Notes payable, net of current portion	78,175	69,669
Capital leases, net of current portion	18	38
Warrant liability	—	19,195
Interest rate swap	1,971	1,535
Deferred revenue, net of current portion	9,788	1,828
Customer security deposits, net of current portion	9	9
Total liabilities	305,701	285,855
Commitments and contingencies
Stockholders’ Equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 and 8 shares issued and outstanding at March 31, 2011 and March 31, 2010, respectively. Liquidation preference $3,698	3,250	3,583
Class A common stock, $0.001 par value per share; 75,000,000 shares authorized; 32,320,287 and 28,104,235 shares issued and 32,268,847 and 28,052,795 shares outstanding at March 31, 2011 and March 31, 2010, respectively	32	28
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 25,000 and 733,811 shares issued and outstanding, at March 31, 2011 and March 31, 2010, respectively	—	1
Additional paid-in capital	196,420	175,937
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(197,648)	(168,018)
Accumulated other comprehensive loss	(95)	(67)
Total stockholders’ equity	1,787	11,292
Total liabilities and stockholders’ equity	$307,488	$297,147